UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2021

B. RILEY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Boulevard, Suite 800

Los Angeles, California 90025

310-966-1444

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RILY	Nasdaq Global Market
Depositary Shares (each representing a 1/1000th interest in a 6.875% Series A Cumulative Perpetual Preferred Share, par value $0.0001 per share)	RILYP	Nasdaq Global Market
Depositary Shares (each representing a 1/1000th interest in a 7.375% Series B Cumulative Perpetual Preferred Share, par value $0.0001 per share)	RILYL	Nasdaq Global Market
7.25% Senior Notes due 2027	RILYG	Nasdaq Global Market
7.50% Senior Notes due 2027	RILYZ	Nasdaq Global Market
7.375% Senior Notes due 2023	RILYH	Nasdaq Global Market
6.875% Senior Notes due 2023	RILYI	Nasdaq Global Market
6.75% Senior Notes due 2024	RILYO	Nasdaq Global Market
6.50% Senior Notes due 2026	RILYN	Nasdaq Global Market
6.375% Senior Notes due 2025	RILYM	Nasdaq Global Market

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On January 12, 2021, B. Riley Financial, Inc. (the “Company”) announced preliminary, unaudited estimates of results for the three months and twelve months ended December 31, 2020 based on currently available information (“Preliminary Estimates”). These Preliminary Estimates are being announced in connection with an offering of the Company’s common stock (the “Offering”). In connection with the Offering, the Company filed a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) with the Securities and Exchange Commission (“SEC”) and issued a press release announcing the launch of the Offering. The Preliminary Prospectus Supplement contains the Preliminary Estimates.

The Preliminary Estimates are not a comprehensive statement of our financial results for the three months and twelve months ended December 31, 2020. We caution that our final results for the three months and twelve months ended December 31, 2020 that we will file with the SEC could vary significantly from these Preliminary Estimates as a result of the completion of our customary year-end closing, review and audit procedures and other developments arising between now and the time that our financial results for the three months and twelve months ended December 31, 2020 are finalized. These preliminary estimates should not be viewed as a substitute for complete financial statements prepared in accordance with GAAP and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not place undue reliance on these preliminary estimates. The preliminary estimates of results included below have been prepared by, and is the responsibility of, the Company’s management. Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, Marcum does not express an opinion or any other form of assurance with respect thereto.

For the three months ended December 31, 2020, we estimate that the net income attributable to the Company will be within the range of $162 million and $167 million, or $6.18 to $6.38 per diluted share. This compares to $17.1 million, or $0.59 per diluted share, for the three months ended December 31, 2019. For the twelve months ended December 31, 2020, we estimate that the net income attributable to the Company shall be within the range of $196 million and $201 million, or $7.20 to $7.39 per diluted share, compared to $81.6 million or $2.95 per diluted share, for the twelve months ended December 31, 2019.

For the three months ended December 31, 2020, we estimate that our adjusted EBITDA will be within the range of $253 million and $260 million compared to $50.3 million for the three months ended December 31, 2019. For the twelve months ended December 31, 2020, we estimate that our adjusted EBITDA will be within the range of $399 million and $407 million compared to $207.9 million for the twelve months ended December 31, 2019. Investment adjusted EBITDA for the three months and twelve months ended December 31, 2020 is estimated to be within the range of $133 million and $135 million and $94 million and $97 million, respectively. Operating adjusted EBITDA for the three months and twelve months ended December 31, 2020 is estimated to be within the range of $120 million and $125 million and $305 million and $310 million, respectively. As of December 31, 2020, the Company estimates its cash and investments balance to be approximately $1.3 billion, with over $300 million in total cash and investments, net of debt.

Certain of the information set forth herein, including operating revenue, adjusted EBITDA, operating adjusted EBITDA, investment adjusted EBITDA and total cash and investments, net of debt, may be considered non-GAAP financial measures. We believe this information is useful to investors because it provides a basis for measuring our available capital resources, the operating performance of our business and our revenues and our cash flow, (i) excluding in the case of operating revenues, trading income (losses) and fair value adjustments on loans, (ii) excluding in the case of adjusted EBITDA, net interest expense, provisions for or benefit from income taxes, depreciation, amortization, fair value adjustment, restructuring costs, impairment of tradenames, stock-based compensation and transaction and other expenses, (iii) excluding in the case of operating adjusted EBITDA, aforementioned adjustments for adjusted EBITDA, trading income (losses) and fair value adjustments on loans, and other investment related expenses, (iv) in the case of investment adjusted EBITDA this includes trading income (losses) and fair value adjustments on loans, net of other investment related expenses, and (v) in the case of total cash and investments, net of debt, this includes total cash, net securities and investments, and other minus total debt, that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition, our management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating our operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. The following is a reconciliation of Net Income estimates to Adjusted EBITDA and Operating Adjusted EBITDA to the corresponding GAAP measure (in thousands), as well as a reconciliation of diluted income per common share:

Reconciliation of Net Income Preliminary Estimate to Adjusted EBITDA Preliminary Estimate

(Unaudited)

(Dollars in thousands)

	Preliminary Estimate		Prior Period
	Three Months Ended December 31, 2020		Three Months Ended December 31, 2019
	Low	High	Actual
Net income attributable to B. Riley Financial, Inc.	$162,000	$167,100	$17,129
Adjustments:
Provision for income taxes	63,900	66,000	7,842
Interest expense	16,700	16,900	15,075
Interest income	—	(100)	(248)
Share based payments	4,300	4,500	5,640
Depreciation and amortization	4,600	4,700	4,831
Transactions related costs and other	1,100	1,300	—

Total EBITDA adjustments	90,600	93,300	33,140

Adjusted EBITDA	$252,600	$260,400	$50,269

Operating EBITDA Adjustments:
Trading (income) losses and fair value adjustments on loans	(139,000)	(142,000)	(34,733)
Other investment related expenses	6,400	6,600	858

Total Operating EBITDA Adjustments	(132,600)	(135,400)	(33,875)

Operating Adjusted EBITDA	$120,000	$125,000	$16,394

Diluted Income per Common Share - Preliminary Estimate

(Unaudited)

(Dollars in thousands, except share data)

	Preliminary Estimate		Prior Period
	Three Months Ended December 31, 2020		Three Months Ended December 31, 2019
	Low	High	Actual
Net income attributable to B. Riley Financial, Inc.	$162,000	$167,100	$17,129
Preferred stock dividends	1,480	1,480	264
Net income available to common shareholders	$160,520	$165,620	$16,865

Diluted income per common share	$6.18	$6.38	$0.59
Weighted average diluted common shares outstanding	25,960,000	25,960,000	28,412,871

Reconciliation of Net Income Preliminary Estimate to Adjusted EBITDA Preliminary Estimate

(Unaudited)

(Dollars in thousands)

	Preliminary Estimate		Prior Period
	Twelve Months Ended December 31, 2020		Twelve Months Ended December 31, 2019
	Low	High	Actual
Net income attributable to B. Riley Financial, Inc.	$195,554	$200,654	$81,611
Adjustments:
Provision for income taxes	77,280	79,380	34,644
Interest expense	65,237	65,437	50,205
Interest income	(537)	(637)	(1,577)
Share based payments	18,567	18,767	15,916
Depreciation and amortization	19,365	19,465	19,048
Restructuring costs	1,557	1,557	1,699
Impairment of tradenames	12,500	12,500	—
Transactions related costs and other	9,409	9,609	6,339

Total EBITDA adjustments	203,378	206,078	126,274

Adjusted EBITDA	$398,932	$406,732	$207,885

Operating EBITDA Adjustments:
Trading (income) losses and fair value adjustments on loans	(102,858)	(105,858)	(106,463)
Other investment related expenses	8,812	9,012	12,181

Total Operating EBITDA Adjustments	(94,046)	(96,846)	(94,282)

Operating Adjusted EBITDA	$304,886	$309,886	$113,603

Diluted Income per Common Share - Preliminary Estimate

(Unaudited)

(Dollars in thousands, except share data)

	Preliminary Estimate		Prior Period
	Twelve Months Ended December 31, 2020		Twelve Months Ended December 31, 2019
	Low	High	Actual
Net income attributable to B. Riley Financial, Inc.	$195,554	$200,654	$81,611
Preferred stock dividends	4,710	4,710	264
Net income available to common shareholders	$190,844	$195,944	$81,347

Diluted income per common share	$7.20	$7.39	$2.95
Weighted average diluted common shares outstanding	26,510,000	26,510,000	27,529,157

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.

On January 12, 2021, the Company issued a press release announcing the commencement of its Offering. The Company expects to grant the underwriters a 30-day option to purchase additional shares of common stock. A copy of the press release is attached hereto as Exhibit 99.2.

In addition, in connection with the public offering, the Company will be making road show presentations to certain existing and potential securityholders of the Company (“Investor Presentation”). The Investor Presentation is attached hereto as Exhibit 99.3.

The information contained in the Investor Presentation is summary information that should be considered in the context of the Company’s filings with the SEC and other public announcements the Company may make by press release or otherwise from time to time.

The information set forth under this Item 7.01, including Exhibit 99.2 and Exhibit 99.3 hereto, is not deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act, except as may be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K (and the exhibits attached hereto) may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases. These statements include, but are not limited to, the Company’s anticipated results of operations for 2020, the Company’s plans, objectives, expectations and intentions regarding the performance of its business, the terms and conditions and timing of the common stock offering, the intended use of proceeds of the common stock offering and other non-historical statements. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward looking statements are based on management’s current expectations and beliefs only as of the date of this report and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including the risks identified and discussed from time to time in the Company’s reports filed with the SEC, including the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release Announcing Preliminary Estimates, dated January 12, 2021.

99.2	Press Release Announcing Offering, dated January 12, 2021.

99.3	Road Show Materials, dated January 12, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 12, 2021	B. RILEY FINANCIAL, INC.

	By:	/s/ Phillip J. Ahn
		Name:	Phillip J. Ahn
		Title:	Chief Financial Officer and Chief Operating Officer